UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2012

SciQuest, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34875	56-2127592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6501 Weston Parkway, Suite 200, Cary, North Carolina		27513
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 659-2100

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As of November 2, 2012, SciQuest, Inc. (the “Company”) entered into a Credit Agreement by and among the Company, AECsoft USA, Inc. and Bank of America, N.A., as Lender (the “Credit Agreement”), pursuant to which the Company has established a $30 million credit facility (the “Credit Facility”).

The Credit Facility is a three-year facility consisting of (i) a revolving line of credit of up to the lesser of (A) $20.0 million and (B) an amount equal to a specified percentage of the Company’s marketable securities deposited with Bank of America (ranging from 70% to 100% based on the type of marketable security) (the “Securities Line”) and (ii) a revolving line of credit of up to the lesser of (A) $10.0 million and (B) an amount equal to 85% of eligible accounts receivable (the “Receivables Line”). No advances may be made under the Receivables Line unless the Securities Line has been fully utilized.

The obligations of the Company under the Credit Agreement are secured pursuant to a security and pledge agreement (the “Security Agreement”), under which the Company has granted a security interest in substantially all of the assets of the Company, including the capital stock of the Company’s domestic subsidiary and 66% of the capital stock of one of the Company’s foreign subsidiaries.

Amounts outstanding under the Securities Line will bear interest at a rate per annum equal to the LIBOR Daily Floating Rate (as defined below) plus 0.75%. Amounts outstanding under the Receivables Line will bear interest at a rate per annum equal to the LIBOR Daily Floating Rate plus 1.50%. The “LIBOR Daily Floating Rate” means a fluctuating rate equal to the British Bankers Association LIBOR Rate, as published by Reuters (or other commercially available source).

The Company may use the proceeds of the Credit Facility for (i) working capital, capital expenditures, and other lawful general corporate purposes and (ii) for permitted acquisitions and other investments not prohibited under the Credit Agreement. The Company has no agreements or commitments with respect to any acquisitions at this time.

The Company is required to pay interest and fees monthly, with the outstanding principal amount plus all accrued but unpaid interest and fees payable in full at the maturity date of November 2, 2015.

The Credit Agreement includes customary representations, warranties, negative and affirmative covenants, including certain financial covenants relating to interest coverage and leverage ratios, as well as customary events of default that could result in acceleration of the Credit Agreement.

The foregoing descriptions of the Credit Agreement and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement and the Security Agreement, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†	Credit Agreement, dated November 2, 2012, by and among SciQuest, Inc., AECsoft USA, Inc. and Bank of America, N.A.

10.2†	Security and Pledge Agreement, dated November 2, 2012, by and among SciQuest, Inc., AECsoft USA, Inc. and Bank of America, N.A.

†	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIQUEST, INC.

Date: November 8, 2012

	By:	/s/ Stephen J. Wiehe
Stephen J. Wiehe
President and Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

10.1	Credit Agreement, dated November 2, 2012, by and among SciQuest, Inc., AECsoft USA, Inc. and Bank of America, N.A.

10.2	Security and Pledge Agreement, dated November 2, 2012, by and among SciQuest, Inc., AECsoft USA, Inc. and Bank of America, N.A.